Exhibit 32.1

STATEMENT PURSUANT TO 18 U.S.C. § 1350

Pursuant to the requirement set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended, and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. §1350), Aaron Berg, President and Chief Executive Officer (Principal Executive Officer) of Amarin Corporation plc (the “Company”), and Peter Fishman, Senior Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer) of the Company, each hereby certifies that, to the best of his knowledge:

(1) The Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2025, to which this Certification is attached as Exhibit 32.1 (the “Quarterly Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Aaron Berg
Date: October 29, 2025	Aaron Berg
President and Chief Executive Officer (Principal Executive Officer)

/s/ Peter Fishman
Date: October 29, 2025	Peter Fishman
Senior Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

This certification accompanies the Form 10-Q to which it relates, is not deemed filed with the Securities and Exchange Commission and is not incorporated by reference into any filing of Amarin Corporation plc under the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Form 10-Q), irrespective of any general incorporation language contained in such filing.